EXHIBIT 99.03
                                Southern Company
                        Significant Factors Impacting EPS

                                           3 Months Ended September            Year-to-Date September
                                          ---------------------------        --------------------------
                                           2007       2006    Change         2007      2006      Change
                                           ----       ----    ------         ----      ----      ------

Consolidated Earnings-As Reported         $1.00      $0.99    $0.01          $2.03    $1.86      $0.17
(See Notes)
Significant Factors:
--------------------
  Traditional Operating Companies                              0.03                               0.12
  Southern Power                                               0.01                               0.04
  Synthetic Fuels                                              0.01                               0.07
  Leasing                                                     (0.01)                             (0.01)
  Parent Company and Other                                    (0.01)                             (0.02)
  Additional Shares                                           (0.02)                             (0.03)
                                                              -----                              -----
    Total-As Reported                                         $0.01                              $0.17
                                                              =====                              =====


                                           3 Months Ended September            Year-to-Date September
                                          ---------------------------        --------------------------
                                           2007       2006    Change         2007      2006      Change
                                           ----       ----    ------         ----      ----      ------

Consolidated Earnings-Excluding Synfuels  $0.99      $0.99    $0.00          $1.96    $1.86      $0.10
(See Notes)
  Total-As Reported                                            1.00                               2.03
  Less:  Synthetic Fuels                                      (0.01)                             (0.07)
                                                              -----                              -----
    Total-Excluding Synthetic Fuels                           $0.99                              $1.96
                                                              =====                              =====


Notes
-----
- For the third quarter and year-to-date 2007, diluted earnings per share was not more than 1 cent per share.
- Tax credits associated with Southern Company's synthetic fuel investments expire December 31, 2007 and will not contribute to Southern Company's earnings and earnings per share after 2007.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.